Exhibit 15.2

Please
sign
and
return
this
proxy
whether
or not
you expect
to attend
the
meeting

You may
nevertheless
vote in
person if
you attend
Proxy

This proxy is solicited on behalf of the Board of Directors
     The undersigned hereby appoints Mr. Manuel Sanchez Ortega and Mr. José Ignacio del Barrio Gómez and each of them as Proxies, each with the full power to appoint his/her/its substitute, and hereby authorizes them to represent and to vote, as designated below, all the Ordinary Shares of Telvent GIT, S.A. held of record by the undersigned on May 15, 2008, at the Ordinary Shareholders Meeting to be held on May 22, 2008, on the first call, and, as the case may be, on May 23, 2008, on the second call, and at any adjournments thereof:
1.	Examination and approval, as the case may be, of the Annual Accounts (Balance Sheet, Statement of Allocation of Profit or Loss, and the Notes to the Financial Statements) and the Management Report of the Company corresponding to the financial year 2007, as well as Consolidated Financial Statements in accordance with United States GAAP for the financial year 2007.
For  ❑                              Against  ❑                               Abstain  ❑
2.	Approval, as the case may be, of the proposed distribution of the Company’s net income for the 2007 financial year.
For  ❑                              Against  ❑                               Abstain  ❑
3.	Approval, as the case may be, of the actions of the Board of Directors in 2007.
For  ❑                              Against  ❑                               Abstain  ❑
4.	Approval, as the case may be, of the Board of Directors’ compensation for 2007.
For  ❑                              Against  ❑                               Abstain  ❑
5.	Reelection or appointment, as the case may be, of the Auditor of the Company and its Consolidated Group for 2008.
For  ❑                              Against  ❑                               Abstain  ❑
6.	Delegation to the Board of Directors of the power to increase the share capital, pursuant to the provisions of Section 153.1.b of the Spanish Corporation Law and to amend, as such time and in such manner as the Board of Directors may determine, Article 5 of the Company’s Articles of Association accordingly.
For  ❑                              Against  ❑                               Abstain  ❑
7.	Authorization to the Board of Directors to establish, directly or indirectly, a share purchase plan for the management of the Company and to acquire shares in the Company for such plan in accordance with current legislation.
For  ❑                              Against  ❑                               Abstain  ❑
8.	Grant of power to the Board of Directors to correct, formalize, execute and/or legalize all documents memorializing the agreements of the shareholders at this meeting.
For  ❑                              Against  ❑                               Abstain  ❑
9.	Approval, as the case may be, of the minutes of this meeting as may be required by law.
For  ❑                              Against  ❑                               Abstain  ❑
10.	In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.
For  ❑                              Against  ❑                               Abstain  ❑
This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 through 10.
Unless directed otherwise by the transfer agent or your broker, proxy cards should be delivered to the Company to the attention of the Secretary to the Board of Directors.

Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.
When signing as attorney, as executor, administrator,
trustee or guardian, please give full title as such. If a
corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign
in partnership name by authorized person.
Number of Ordinary Shares Owned:

(Signature)
Date: , 2008
Printed Name:

(Signature, if held jointly)

Printed Name:

Address:

Please mark, sign, date and return the proxy card promptly

State of
County of
The foregoing instrument was acknowledged before me this ___day of                      2008, by                                    .

Notary
*English translation of proxy published in Spain on April 11, 2008.